AGREEMENT AND PLAN OF ACQUSITION

This Agreement made as of the ninth day of September, 1999, by and among eConnect, a Nevada corporation ("eConnect") and PowerClick, Inc., a Nevada corporation (the "Company"):

WHEREAS, the Board of Directors of eConnect have determined that it is in the best interest of its shareholders to approve the business combination transaction provided for herein whereby theArtAuction (www.theArtAuction.com) will be acquired by eConnect.

NOW, THEREFORE, in consideration of the agreements hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

                              ARTICLE I
                           PURCHASE PRICE

1.2 Purchase Price. Upon the sale, transfer and delivery to eConnect by the Company and its shareholders of theArtAuction
(www.theArtAuction.com) and in an aggregate of 2,000,000 shares of eConnect common stock.

The Company certificates evidencing an aggregate of 2,000,000 shares of eConnect common stock are paid as follows:

1,000,000 shares of registered free trading common stock.

1,000,000 shares of one year - restricted common stock

The eConnect shares issued to the Company in accordance with the terms hereof shall be deemed to have been fully paid and non-assessable and issued as applicable, in full satisfaction of all rights pertaining to such shares of theArtAuction (www.theArtAuction.com).

                            ARTICLE II
                              BREACH

2.2.1 No Breach. Neither the execution and delivery of this Agreement nor compliance by the Company with any of the provisions hereof, nor the consummation of the transactions contemplated hereby, will:

(a) violate or conflict with any provision of the Certificate of Incorporation or By-laws of the Company:

(b) violate or, alone with the passage of time, result in the material breach or termination of, or otherwise give any contracting party the right to terminate, or declare a default under, the terms of any agreement or other document or undertaking, oral or written to which the Company is a party or which any of them or any of their respective properties or assets may be bound (except for such violations, conflicts, breaches or defaults as to which require waivers or consents by other parties have been or will, prior to the Closing, be obtained);

(c) result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company pursuant to the terms of any such agreement or instrument;

(d) violate any judgment, order, injunction, decree or award against, or binding upon, the Company, or upon its respective properties or assets; or

(e) violate any law or regulation of any jurisdiction relating to the Company, its securities, assets or properties.

                            ARTICLE III
             REPRESENTATION AND WARRANTIES OF ECONNECT

eConnect makes the following representations and warranties to the Company, each of which shall be deemed material (and the Company, in executing, delivering and consummating the Agreement, has relied and will rely upon the correctness and completeness of each of such representations and warranties):

3.1 Valid Corporate Existence; Qualification. eConnect is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. eConnect has the corporate power to carry on its business as now conducted and to own its assets. The copies of the Certificates of Incorporation (as certified by the Secretary of the State of Nevada) and By-Laws (as certified by the secretary of eConnect,) are true and complete copies of those documents as now effect. The minute books of eConnect contain accurate records of all meetings of its Board of Directors, and stockholders since its incorporation, and accurately reflect all transactions referred to therein.

3.2 Corporate Authority: Binding Nature of Agreement: etc. eConnect has the corporate power to enter into this Agreement and to carry out its obligation hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of eConnect prior to the closing. This Agreement constitutes the valid and binding obligations of each of eConnect and is enforceable on accordance with its terms.

3.3  Untrue or Omitted Facts.   To the knowledge of eConnect,
after reasonable inquiry, no representation, warranty or statement by eConnect in the Agreement contains any untrue statement of a material fact or omits or will omit to state a fact necessary in order to make such representation, warranties or statements not materially misleading. Without limitation of the foregoing, there is no fact known to eConnect after reasonable inquiry, that has had, or which may be reasonably expected to have, a materially adverse effect on eConnect or any of its assets, properties, operations or businesses and that has not been disclosed in writing to the Company.

                               ARTICLE IV
                          COMPANY INFORMATION

Since the Company must at all times rely upon the accuracy and completeness of information supplied to it by eConnect's officers, directors, agents, and employees, eConnect agrees to indemnify, hold harmless, and defend the Company at eConnect's expense, in any proceeding or suit which may arise out of and/or due to any inaccuracy or incompleteness of material information supplied by eConnect to the Company.

                               ARTICLE V
                               ASSIGNMENT

This Agreement is intended to be binding upon and shall insure to the benefit of the parties, their successors, and assigns.

                               ARTICLE VI
                   ARBITRATION/JURISDICTION OF COURT

Any controversy or claim arising out of, or relating to, this Agreement or any breach thereof shall be submitted for arbitration before the American Arbitration Association ("AAA"), California, under the Commercial Arbitration Rules of the AAA. Judgment upon any such award rendered thereby may be entered in any court having jurisdiction thereof, and no jurisdiction shall exist in any other International or Domestic court, tribunal, forum or agency, except to confirm any award made as a judgment.

                       ARTICLE VII- MISCELLANEOUS

This Agreement constitutes as the entire Agreement between eConnect and the Company relating to provided services outlined herein for the compensation provided herein. It supercedes all prior or contemporaneous communications, representations or agreements, whether oral or written, with respect to the subject matter hereof and has been induced by no representations, statements or agreements other than those expressed herein. No agreements hereinafter made between the parties shall be binding on either party unless reduced to writing and signed by an authorized of the party bound hereby.

                               ARTICLE IX
                               EXECUTION

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized officers.

                                          eConnect


                                          By: /s/  Thomas S. Hughes
                                          Thomas S, Hughes, President

                                          PowerClick, Inc.


                                          By: /s/  Dominique Einhorn
                                          Dominique Einhorn, President